UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2016

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Copies to:

Peter DiChiara, Esq.

Carmel, Milazzo & DiChiara LLP

261 Madison Avenue, 9th Floor

New York, NY 10016

Telephone: (212) 658-0458

Facsimile: (646) 838-1314

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 24, 2016, Dais Analytic Corporation (the "Company") entered into a Loan and Security Agreement ("Security Agreement") with Patricia Tangredi (the "Holder") pursuant to which the Company issued a Senior Secured Promissory Note for $150,000 (the "Note"). Ms. Tangredi is the wife of Timothy Tangredi, the Company's CEO and therefore is a related party of the Company. Pursuant to the Note, the Company is to pay the Holder the principal amount of $150,000.00 (the " Principal Amount") plus all interest due thereon in accordance with terms and conditions of the Security Agreement on the earlier of: (i) the date upon which the Company secures funds, regardless of source, equal to or exceeding, in the aggregate, $1,000,000 or (ii) October 31, 2016 ("Maturity Date"). The interest rate is 12% per annum compounded daily with a minimum interest payment of $2,000. The Note grants the Holder a secured interest in the assets of the Company. The Company is using the proceeds of the Note for working capital purposes.

Item 4.01 Changes in Registrant's Certifying Accountant

The Board of Directors (the "Board") of the Company has completed a competitive process to review the appointment of the Company's independent registered public accounting firm for the year ending December 31, 2016. As a result of this process, on June 22, 2016, the Board elected to engage Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, and dismissed BDO USA, LLP from that role.

BDO USA, LLP's report on the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except as described below.

The audit report of BDO on the Company's financial statements for the fiscal year ended December 31, 2015 raised substantial doubt about the Company's ability to continue as a going concern, noting that the Company has incurred significant losses since inception and had a stockholders' deficit at December 31, 2015.

During the fiscal year ended December 31, 2015, and the subsequent interim period through March 31, 2016, there were (i) no "disagreements" within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO USA, LLP, would have caused BDO USA, LLP to make reference to the subject matter of the disagreement in their reports on the financial statements for such years; and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided BDO USA, LLP with a copy of the disclosures it is making in this Current Report on Form 8-K (this "Report") prior to the time this Report was filed with the SEC. The Company requested that BDO USA, LLP furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of BDO USA, LLP's letter, dated June 27, 2016, is filed as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2015, and 2014, and the subsequent interim period through March 31, 2016, neither the Company nor anyone acting on its behalf has consulted with Mayer Hoffman McCann P.C. with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Mayer Hoffman McCann P.C. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a "disagreement" or "reportable event" within the meaning of Item 304(a)(1) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Loan and Security Agreement, by and between the Company and Patricia Tangredi, dated June 24, 2016 with attached Note.

16.1	Letter of BDO USA, LLP, dated June 27, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dais Analytic Corporation

Dated: June 28, 2016	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement, by and between the Company and Patricia Tangredi, dated June 24, 2016 with attached Note.

16.1	Letter of BDO USA, LLP, dated June 27, 2016

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